EXHIBIT 99.1

Donegal Group Inc. to Present at the NYSSA 21st Annual Insurance Industry Conference on Monday, March 20, 2017

MARIETTA, Pa., Feb. 27, 2017 (GLOBE NEWSWIRE) -- Donegal Group Inc. (NASDAQ:DGICA) (NASDAQ:DGICB) announced today that Kevin G. Burke, President and Chief Executive Officer, and Jeffrey D. Miller, Executive Vice President and Chief Financial Officer, will present at the New York Society of Security Analysts (NYSSA) 21st Annual Insurance Industry Conference in New York City on Monday, March 20, 2017 at 9:10 a.m. ET.

For additional information on the conference, please visit the NYSSA website at www.nyssa.org.

About the Company

Donegal Group Inc. is an insurance holding company with insurance subsidiaries offering personal and commercial property and casualty lines of insurance in 21 Mid-Atlantic, Midwestern, New England and Southern states. The insurance subsidiaries of Donegal Group Inc. and Donegal Mutual Insurance Company conduct business together as the Donegal Insurance Group. The Donegal Insurance Group has an A.M. Best rating of A (Excellent).

The Company’s Class A common stock and Class B common stock trade on NASDAQ under the symbols DGICA and DGICB, respectively. As an effective consolidator of small to medium-sized “main street” property and casualty insurers, Donegal Group Inc. has grown profitably over the past 30 years. The Company continues to seek opportunities for growth while striving to achieve its longstanding goal of outperforming the industry in terms of service, profitability and growth in book value.

For Further Information:
Jeffrey D. Miller, Executive Vice President & Chief Financial Officer
Phone: (717) 426-1931
Email: investors@donegalgroup.com